Exhibit 99.1

CONTACT: Thor Erickson - Investor Relations
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Fred Roselli - Media Relations
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Lauren Sayeski - European Media Relations
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COCA-COLA ENTERPRISES, INC. REPORTS SECOND-QUARTER 2013 RESULTS, PROVIDES FULL-YEAR EARNINGS OUTLOOK

•	Second-quarter diluted earnings per share totaled 66 cents on a reported basis, or 77 cents on a comparable basis, including a currency benefit of approximately 1 cent.

•	Net sales totaled $2.2 billion, down 2½ percent on a reported basis, or down 3 percent on a currency neutral basis; volume declined 2½ percent.

•	Operating income totaled $272 million on a reported basis, or $314 million on a comparable basis. Comparable operating income declined 4 percent, or 5 percent on a currency neutral basis.

•	CCE expects to repurchase at least $1 billion of its shares in 2013, with a year-end net debt to EBITDA ratio within its long-term range of 2½ to 3 times.

•	For 2013, CCE now expects comparable earnings per diluted share in a range of $2.45 to $2.50, including a negative currency impact of less than 1 percent at recent rates.

•	CCE affirms 2013 free cash flow guidance of $450 to $500 million.

ATLANTA, July 25, 2013 - Coca-Cola Enterprises, Inc. (NYSE/Euronext Paris: CCE) today reported second-quarter diluted earnings per share of 66 cents on a reported basis, or 77 cents on a comparable basis. Currency translation had a positive impact of approximately 1 cent per share compared to second-quarter 2012. Second-quarter reported net income was $182 million, or $213 million on a comparable basis. Items affecting comparability are detailed on pages 10 through 13 of this release.
For the second quarter, net sales totaled $2.2 billion, a decline of 2½ percent from the same quarter in 2012 on a reported basis, or 3 percent on a currency neutral basis.
Second-quarter reported operating income totaled $272 million, a decline of 9½ percent. Comparable operating income totaled $314 million, a decline of 5 percent on a comparable and currency neutral basis.
“Our first half results were impacted by headwinds in the operating environment and marketplace that also have impacted our full-year outlook,” said John F. Brock, chairman and chief executive officer. “These factors include ongoing macroeconomic weakness, poor weather, continuing customer challenges from the impact of the French excise tax increase last year, and the competitive environment in Great Britain. Recent weather improvements and a solid summer program have helped restore growth in our business as we begin the third quarter, although much of the key summer selling season is still ahead of us,” Mr. Brock said.
“Our focus remains on our ultimate objective - delivering growth in shareowner value. To that end, and given the sustained impact of these issues in the operating environment, we continue to evaluate each element of our company to improve our growth outlook. We will also utilize all available business levers, including our solid free cash flow and strong balance sheet to continue returning cash to shareowners through our share repurchase program and dividends,” Mr. Brock said.
Operating Review
Total second-quarter volume declined 2½ percent. Sparkling drinks declined approximately 2½ percent, with Coca-Cola trademark brands down 2½ percent, though Coca-Cola Zero achieved growth of more than 13 percent. CCE's portfolio of energy brands grew 3 percent, with Monster achieving growth of approximately 15 percent. Still beverages declined 2 percent, including a 5 percent decline in water and high single-digit growth for Capri-Sun. Total volume in Great Britain declined approximately 1½ percent, and volume in continental Europe (including Norway and Sweden) declined 2½ percent.
Net pricing per case in the second quarter declined ½ percent, compared to an increase of 4 percent in the same quarter a year ago. Cost of sales per case increased 2 percent, compared to an increase of 3 percent in the same quarter a year ago. Gross margins were affected by prior year hurdles, a more modest pricing strategy, and a negative mix impact, most notably in Great Britain. Operating expenses declined 8 percent, reflecting timing and the benefits of ongoing expense control. These figures are comparable and currency neutral.
“At every level of our business, our people continue to seek ways to improve our customer relationships, optimize service levels, and build on the value of our brands,” said Hubert Patricot, executive vice president and president, European Group. “We are also improving our overall pricing and promotion strategies, and our operating effectiveness and efficiency.
“These efforts, combined with favorable July weather and our Share-a-Coke program, have resulted in an encouraging start to the third quarter,” Mr. Patricot said.
Full-Year 2013 Outlook
CCE now expects 2013 comparable earnings per diluted share in a range of $2.45 to $2.50, including a negative currency translation impact of less than 1 percent at recent rates. Full-year net sales are now expected to grow in a low single-digit range versus prior year. Operating income is now expected to grow in a low to mid-single-digit range. Guidance for net sales and operating income is comparable and currency neutral.
As previously announced, CCE began a new $1.5 billion share repurchase program in January 2013, and the company now expects to repurchase at least $1 billion of its shares by the end of 2013. The company also expects its year-end net debt to EBITDA ratio to be within its long-term range of 2½ to 3 times, reflecting the impact of its plan to return cash to shareowners and incremental optimization of its capital structure. These plans may be adjusted depending on economic, operating, or other factors, including acquisition opportunities.
The company continues to expect 2013 free cash flow in a range of $450 to $500 million after including a year-over-year increase in cash restructuring expenses of approximately $125 million. Capital expenditures are now expected to be approximately $325 million. Weighted average cost of debt is expected to be approximately 3 percent and the comparable effective tax rate for 2013 is expected to be in a range of 26 percent to 28 percent.
Conference Call
CCE will host a conference call with investors and analysts today at 10 a.m. EDT. The call can be accessed through the company's website at www.cokecce.com.
About CCE
    Coca-Cola Enterprises, Inc. (CCE) is the leading Western European marketer, producer, and distributor of non-alcoholic ready-to-drink beverages and one of the world's largest independent Coca-Cola bottlers. CCE is the sole licensed bottler for products of The Coca-Cola Company in Belgium, continental France, Great Britain, Luxembourg, Monaco, the Netherlands, Norway, and Sweden. We operate with a local focus and have 17 manufacturing sites across Europe, where we manufacture nearly 90 percent of our products in the markets in which they are consumed. Corporate responsibility and sustainability is core to our business, and we have been recognized by leading organizations in North America and Europe for our progress in water use reduction, carbon footprint reduction, and recycling initiatives. For more information about our company, please visit our website at www.cokecce.com and follow us on Twitter at @cokecce.
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Forward-Looking Statements

Included in this news release are forward-looking management comments and other statements that reflect management's current outlook for future periods. As always, these expectations are based on currently available competitive, financial, and economic data along with our current operating plans and are subject to risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements. The forward-looking statements in this news release should be read in conjunction with the risks and uncertainties discussed in our filings with the Securities and Exchange Commission (“SEC”), including our Form 10-K for the year ended December 31, 2012 and other SEC filings.

COCA-COLA ENTERPRISES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited; in millions, except per share data)

	Second Quarter		First Six Months
	2013	2012	2013	2012
Net sales	$2,156	$2,208	$4,006	$4,076
Cost of sales	1,403	1,401	2,619	2,613
Gross profit	753	807	1,387	1,463
Selling, delivery, and administrative expenses	481	506	1,004	991
Operating income	272	301	383	472
Interest expense, net	24	23	49	46
Other nonoperating (expense) income	(2)	2	(4)	3
Income before income taxes	246	280	330	429
Income tax expense	64	75	87	115
Net income	$182	$205	$243	$314
Basic earnings per share	$0.67	$0.68	$0.89	$1.04
Diluted earnings per share	$0.66	$0.67	$0.87	$1.02
Dividends declared per share	$0.20	$0.16	$0.40	$0.32
Basic weighted average shares outstanding	271	298	275	300
Diluted weighted average shares outstanding	277	305	281	308

COCA-COLA ENTERPRISES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(Unaudited; in millions)

	Second Quarter		First Six Months
	2013	2012	2013	2012
Net income	$182	$205	$243	$314
Components of other comprehensive (loss) income:
Currency translations
Pretax activity, net	(10)	(130)	(190)	(8)
Tax effect	—	—	—	—
Currency translations, net of tax	(10)	(130)	(190)	(8)
Net investment hedges
Pretax activity, net	(9)	20	18	13
Tax effect	3	(7)	(6)	(5)
Net investment hedges, net of tax	(6)	13	12	8
Cash flow hedges
Pretax activity, net	13	(2)	28	(3)
Tax effect	(4)	—	(8)	—
Cash flow hedges, net of tax	9	(2)	20	(3)
Pension plan adjustments
Pretax activity, net	6	5	12	9
Tax effect	(1)	(1)	(2)	(2)
Pension plan adjustments, net of tax	5	4	10	7
Other comprehensive (loss) income, net of tax	(2)	(115)	(148)	4
Comprehensive income	$180	$90	$95	$318

COCA-COLA ENTERPRISES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited; in millions, except share data)

	June 28, 2013	December 31, 2012
ASSETS
Current:
Cash and cash equivalents	$277	$721
Trade accounts receivable	1,651	1,432
Amounts receivable from The Coca-Cola Company	75	66
Inventories	443	386
Other current assets	206	157
Total current assets	2,652	2,762
Property, plant, and equipment, net	2,212	2,322
Franchise license intangible assets, net	3,735	3,923
Goodwill	123	132
Other noncurrent assets	404	371
Total assets	$9,126	$9,510
LIABILITIES
Current:
Accounts payable and accrued expenses	$1,846	$1,844
Amounts payable to The Coca-Cola Company	141	103
Current portion of debt	429	632
Total current liabilities	2,416	2,579
Debt, less current portion	3,270	2,834
Other noncurrent liabilities	243	276
Noncurrent deferred income tax liabilities	1,108	1,128
Total liabilities	7,037	6,817
SHAREOWNERS’ EQUITY
Common stock	3	3
Additional paid-in capital	3,865	3,825
Reinvested earnings	1,258	1,126
Accumulated other comprehensive loss	(578)	(430)
Common stock in treasury, at cost	(2,459)	(1,831)
Total shareowners’ equity	2,089	2,693
Total liabilities and shareowners’ equity	$9,126	$9,510

COCA-COLA ENTERPRISES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; in millions)

	First Six Months
	2013	2012
Cash Flows from Operating Activities:
Net income	$243	$314
Adjustments to reconcile net income to net cash derived from operating activities:
Depreciation and amortization	159	170
Share-based compensation expense	16	20
Deferred income tax benefit	(15)	(22)
Pension expense less than contributions	(4)	(46)
Net changes in assets and liabilities	(252)	(206)
Net cash derived from operating activities	147	230
Cash Flows from Investing Activities:
Capital asset investments	(149)	(183)
Capital asset disposals	—	13
Net cash used in investing activities	(149)	(170)
Cash Flows from Financing Activities:
Net change in commercial paper	16	166
Issuances of debt	459	—
Payments on debt	(217)	(10)
Shares repurchased under share repurchase programs	(588)	(375)
Dividend payments on common stock	(109)	(95)
Other financing activities, net	5	(8)
Net cash used in financing activities	(434)	(322)
Net effect of currency exchange rate changes on cash and cash equivalents	(8)	—
Net Change in Cash and Cash Equivalents	(444)	(262)
Cash and Cash Equivalents at Beginning of Period	721	684
Cash and Cash Equivalents at End of Period	$277	$422

COCA-COLA ENTERPRISES, INC.
RECONCILIATION OF GAAP TO NON-GAAP (a)
(Unaudited; in millions, except per share data which is calculated prior to rounding)

	Second-Quarter 2013
	Cost of Sales	Selling, Delivery, and Administrative Expenses	Operating Income	Income Tax Expense	Net Income	Diluted Earnings Per Share
Reported (GAAP) (b)	$1,403	481	272	64	$182	$0.66
Items Impacting Comparability:
Mark-to-Market Effects (c)	(6)	(2)	8	2	6	0.02
Restructuring Charges (d)	(1)	(33)	34	9	25	0.09
Comparable (non-GAAP)	$1,396	446	314	75	$213	$0.77
		Diluted Weighted Average Shares Outstanding				277

	Second-Quarter 2012
	Cost of Sales	Selling, Delivery, and Administrative Expenses	Operating Income	Income Tax Expense	Net Income	Diluted Earnings Per Share
Reported (GAAP) (b)	$1,401	506	301	75	$205	$0.67
Items Impacting Comparability:
Mark-to-Market Effects (c)	(7)	(6)	13	4	9	0.03
Restructuring Charges (d)	—	(14)	14	4	10	0.03
Comparable (non-GAAP)	$1,394	486	328	83	$224	$0.73
		Diluted Weighted Average Shares Outstanding				305

(a) These non-GAAP measures are provided to allow investors to more clearly evaluate our operating performance and business trends. Management uses this information to review results excluding items that are not necessarily indicative of ongoing results. The adjusting items are based on established defined terms and thresholds and represent all material items management considered for year-over-year comparability.

(b) As reflected in CCE's U.S. GAAP Condensed Consolidated Financial Statements.
(c) Amounts represent the net out of period mark-to-market impact of non-designated commodity hedges.
(d) Amounts represent non-recurring restructuring charges.

COCA-COLA ENTERPRISES, INC.
RECONCILIATION OF GAAP TO NON-GAAP (a)
(Unaudited; in millions, except per share data which is calculated prior to rounding)

	First Six Months 2013
	Cost of Sales	Selling, Delivery, and Administrative Expenses	Operating Income	Income Tax Expense	Net Income	Diluted Earnings Per Share
Reported (GAAP) (b)	$2,619	1,004	383	87	$243	$0.87
Items Impacting Comparability:
Mark-to-Market Effects (c)	(9)	—	9	2	7	0.02
Restructuring Charges (d)	(4)	(98)	102	28	74	0.27
Comparable (non-GAAP)	$2,606	906	494	117	$324	$1.16
		Diluted Weighted Average Shares Outstanding				281

	First Six Months 2012
	Cost of Sales	Selling, Delivery, and Administrative Expenses	Operating Income	Income Tax Expense	Net Income	Diluted Earnings Per Share
Reported (GAAP) (b)	$2,613	991	472	115	$314	$1.02
Items Impacting Comparability:
Mark-to-Market Effects (c)	(5)	(4)	9	3	6	0.02
Restructuring Charges (d)	—	(22)	22	6	16	0.05
Comparable (non-GAAP)	$2,608	965	503	124	$336	$1.09
		Diluted Weighted Average Shares Outstanding				308

(a) These non-GAAP measures are provided to allow investors to more clearly evaluate our operating performance and business trends. Management uses this information to review results excluding items that are not necessarily indicative of ongoing results. The adjusting items are based on established defined terms and thresholds and represent all material items management considered for year-over-year comparability.

(b) As reflected in CCE's U.S. GAAP Condensed Consolidated Financial Statements.
(c) Amounts represent the net out of period mark-to-market impact of non-designated commodity hedges.
(d) Amounts represent non-recurring restructuring charges.

COCA-COLA ENTERPRISES, INC.
RECONCILIATION OF GAAP TO NON-GAAP SEGMENT INCOME (a)
(Unaudited; in millions)

	Second-Quarter 2013
	Europe	Corporate	Operating Income
Reported (GAAP) (b)	$309	$(37)	$272
Items Impacting Comparability:
Mark-to-Market Effects (c)	—	8	8
Restructuring Charges (d)	34	—	34
Comparable (non-GAAP)	$343	$(29)	$314

	Second-Quarter 2012
	Europe	Corporate	Operating Income
Reported (GAAP) (b)	$350	$(49)	$301
Items Impacting Comparability:
Mark-to-Market Effects (c)	—	13	13
Restructuring Charges (d)	14	—	14
Comparable (non-GAAP)	$364	$(36)	$328

	First Six Months 2013
	Europe	Corporate	Operating Income
Reported (GAAP) (b)	$454	$(71)	$383
Items Impacting Comparability:
Mark-to-Market Effects (c)	—	9	9
Restructuring Charges (d)	102	—	102
Comparable (non-GAAP)	$556	$(62)	$494

	First Six Months 2012
	Europe	Corporate	Operating Income
Reported (GAAP) (b)	$557	$(85)	$472
Items Impacting Comparability:
Mark-to-Market Effects (c)	—	9	9
Restructuring Charges (d)	22	—	22
Comparable (non-GAAP)	$579	$(76)	$503

(a) These non-GAAP measures are provided to allow investors to more clearly evaluate our operating performance and business trends. Management uses this information to review results excluding items that are not necessarily indicative of ongoing results. The adjusting items are based on established defined terms and thresholds and represent all material items management considered for year-over-year comparability.

(b) As reflected in CCE's U.S. GAAP Condensed Consolidated Financial Statements.
(c) Amounts represent the net out of period mark-to-market impact of non-designated commodity hedges.
(d) Amounts represent non-recurring restructuring charges.

COCA-COLA ENTERPRISES, INC.
RECONCILIATION OF NON-GAAP MEASURES
(Unaudited; in millions, except percentages)

	Second-Quarter 2013 Change Versus Second-Quarter 2012	First Six Months 2013 Change Versus First Six Months 2012
Net Sales Per Case
Change in Net Sales per Case	—%	1.0%
Impact of Excluding Post Mix, Non-Trade, and Other	—%	—%
Bottle and Can Net Pricing Per Case	—%	1.0%
Impact of Currency Exchange Rate Changes	(0.5)%	(0.5)%
Currency-Neutral Bottle and Can
Net Pricing Per Case(a)	(0.5)%	0.5%

Cost of Sales Per Case
Change in Cost of Sales per Case	2.5%	3.0%
Impact of Excluding Post Mix, Non-Trade, and Other	—%	—%
Bottle and Can Cost of Sales Per Case	2.5%	3.0%
Impact of Currency Exchange Rate Changes	(0.5)%	(0.5)%
Currency-Neutral Bottle and Can
Cost of Sales Per Case(a)	2.0%	2.5%

Physical Case Bottle and Can Volume
Change in Volume	(2.5)%	(2.5)%
Impact of Selling Day Shift	—%	0.5%
Comparable Bottle and Can Volume(b)	(2.5)%	(2.0)%

	First Six Months
Reconciliation of Free Cash Flow (c)	2013	2012
Net Cash Derived From Operating Activities	$147	$230
Less: Capital Asset Investments	(149)	(183)
Add: Capital Asset Disposals	—	13
Free Cash Flow	$(2)	$60

	June 28,	December 31,
Reconciliation of Net Debt (d)	2013	2012
Current Portion of Debt	$429	$632
Debt, Less Current Portion	3,270	2,834
Less: Cash and Cash Equivalents	(277)	(721)
Net Debt	$3,422	$2,745

(a) The non-GAAP financial measures "Currency-Neutral Bottle and Can Net Pricing Per Case" and "Currency-Neutral Bottle and Can Cost of Sales per Case" are used to more clearly evaluate bottle and can pricing and cost trends in the marketplace. These measures exclude items not directly related to bottle and can pricing or cost and currency exchange rate changes.

(b) The non-GAAP measure "Comparable Bottle and Can Volume" is used to analyze the performance of our business on a constant period basis. There were the same number of selling days in the second quarter of 2013 versus the second quarter of 2012. There was one less selling day in the first six months of 2013 versus the first six months of 2012.

(c) The non-GAAP measure "Free Cash Flow" is provided to focus management and investors on the cash available for debt reduction, dividend distributions, share repurchase, and acquisition opportunities.

(d) The non-GAAP measure "Net Debt" is used to more clearly evaluate our capital structure and leverage.